Mitek Reports Fiscal Third Quarter Revenue of $54.0 Million, Up 18% Year-Over-Year; Raises Full-Year Outlook

Record Fraud & Identity SaaS revenue of $24.8 million, up 37% year-over-year
Raised full-year fiscal 2026 revenue and adjusted EBITDA margin outlook

SAN DIEGO, Calif. - August 6, 2026 - Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com, “Mitek” or the “Company”), a global leader in digital identity verification and fraud prevention, today reported financial results for its third quarter ended June 30, 2026 and raised its revenue and adjusted EBITDA margin guidance range for the fiscal year ending September 30, 2026 (“fiscal 2026”).

"The team delivered a strong fiscal third quarter driven by Fraud and Identity SaaS revenue growth, as more of the world's highest-assurance institutions rely on Mitek to counter AI-driven fraud across the digital life cycle," said Ed West, Chief Executive Officer of Mitek. "Our consortium data network reached an important milestone this quarter, as a top five US bank completed pilot testing and joined the full consortium network on Check Fraud Defender. We also materially expanded our partner and reseller channel, which puts the consortium within reach of thousands of additional financial institutions. As each one joins, it both draws on and strengthens the network's shared intelligence, so every member benefits as the network grows. Both our consortium data network and our identity platform are driving growth, and executing across both is our Unify and Grow ethos showing up in the results."

Fiscal 2026 Third Quarter Financial Highlights
GAAP
•Total revenue of $54.0 million was an 18% increase year-over-year, compared to $45.7 million a year ago.
•SaaS revenue of $26.2 million was a 36% increase year-over-year, compared to $19.3 million a year ago.
•Gross profit of $42.7 million, compared to $35.5 million a year ago.
•GAAP gross profit margin was 79.1%, compared to 77.7% a year ago.
•GAAP net income was $8.4 million, compared to $2.4 million a year ago.
•GAAP net income per diluted share was $0.17, compared to $0.05 a year ago.
•Total cash and investments of $100.2 million at June 30, 2026, was a decrease of $96.3 million from $196.5 million at September 30, 2025; the retirement of the $155 million Convertible Senior Notes was the primary contributor to the decrease. This cash and investments balance was an increase of $22.6 million from $77.6 million at March 31, 2026.
•LTM net cash provided by operating activities was $53.7 million, compared to $57.0 million for the corresponding period a year ago.

Non-GAAP
•Non-GAAP gross profit of $46.2 million, compared to $38.9 million a year ago.
•Non-GAAP gross profit margin was 85.5%, compared to 85.0% a year ago.
•Adjusted EBITDA was $20.8 million, compared to $13.1 million a year ago, an increase of 59%.
•Adjusted EBITDA margin was 38.5%, compared to 28.6% a year ago.
•Non-GAAP net income was $16.8 million, compared to $10.2 million a year ago, an increase of 65%.
•Non-GAAP net income per diluted share was $0.34, compared to $0.22 a year ago, an increase of 58%.
•LTM free cash flow was $48.6 million, compared to $55.8 million for the corresponding period a year ago.

Guidance
Guidance includes non-GAAP financial measures. Mitek is raising its revenue and adjusted EBITDA margin guidance for the fiscal year, and providing guidance for its fiscal fourth quarter, ending September 30, 2026, as follows:

	Full Year FY26	Q4 FY26
	Guidance	Guidance
Total revenue	$195 - $200 million	$42 - $47 million
Y/Y growth (midpoint)	Approximately 10%
Fraud & Identity solutions revenue(1)	$105 - $109 million
Y/Y growth (midpoint)	Approximately 19%
Adjusted EBITDA margin %(2)	32% - 34%
Total Non-GAAP operating expense(2)		$26 - $27 million
(1)See revenue categorizations as presented in the “Disaggregation of Revenue by Product and Type”.
(2)See 'Note Regarding Use of Non-GAAP Financial Measures'.

Leadership Appointment: Chief Revenue Officer
Mitek also announced the appointment of Aaron Seyler as Chief Revenue Officer, effective August 17, 2026. Seyler will lead Mitek's go-to-market organization bringing the Company's sales, channel partnerships, customer success and support, and sales engineering and professional services teams under a single leader signaling a natural next step in Mitek's Unify and Grow ethos and next phase of growth.

Seyler joins Mitek from Vonage, an Ericsson company, where he led a global go-to-market organization across 17 countries. In his role as Chief Revenue Officer, he scaled an API-based enterprise software business through a global partner and channel ecosystem, a motion similar to Mitek’s delivery of its identity and fraud capabilities into customer onboarding, authentication, and transaction workflows. Prior to Vonage, he led the go-to-market function at Telesign, a digital fraud and identity protection company, where he helped scale revenue from approximately $200 million to more than $600 million and led its expansion into the international markets.

"I have spent my career scaling enterprise revenue for software platform businesses, including in digital fraud and identity, and what stands out about Mitek is the trust it has earned with many of the world's largest institutions, the banks and enterprises where protecting identity and assets is mission critical. That trust and the technology, data, and services ecosystem beneath it, is difficult to build and difficult to replicate. I am excited to bring our go-to-market teams together and, alongside our partners, help more of these institutions put Mitek's capabilities to work against the growing threat of digital and AI-driven fraud," said Aaron Seyler, incoming Chief Revenue Officer of Mitek.
Board Leadership Transition
On August 5, 2026, Mark Rossi was elected to serve as non-executive Chairman of the Board, effective October 1, 2026. Mr. Rossi will succeed Scott Carter, who is stepping down as Chairman at the end of the current fiscal year, due to personal time constraints and will continue to serve as a director.

"On behalf of the Board and the entire company, I would like to thank Scott for his commitment and steady leadership as Chairman through a period of significant change in Mitek's history," said Ed West, Chief Executive Officer of Mitek. "Mark brings a strong track record as an investor and decades of governance experience. Since joining our Board in March 2025, he has served on the Audit Committee and developed a deep understanding of our business, strategy, and financial profile, positioning him to lead with continuity as we look ahead into fiscal 2027 and beyond.”

Conference Call Information
Mitek management will host a conference call and live webcast for analysts and investors today at 2 p.m. PT (5 p.m. ET) to discuss the Company’s financial results for the third quarter of fiscal 2026. To join the webcast, visit our Investor Relations website at https://investors.miteksystems.com.

Participants may also dial +1 800-717-1738 (US and Canada) or +1 646-307-1865 (International) to access the call. A dial-in replay will be available for one week by dialing +1 844-512-2921 (U.S. and Canada) or +1 412-317-6671 (International) and entering the passcode 1141184. An archived webcast replay will remain accessible for one year on Mitek’s Investor Relations website.

About Mitek Systems, Inc.
Mitek Systems protects what’s real across digital interactions in a world of evolving threats. Mitek helps businesses verify identities, prevent fraud before it happens, and deliver secure, seamless digital experiences in the face of rapidly advancing AI-generated threats. From account opening to authentication and deposit, Mitek’s technology safeguards critical digital interactions. More than 7,000 organizations rely on Mitek to protect their most important customer connections and stay ahead of emerging risks. Learn more at www.miteksystems.com. [(MITK-F)]

Follow Mitek on LinkedIn and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements
Statements contained in this news release relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s fiscal 2026 guidance, are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner, the Company’s ability to capitalize on a growing market, quarterly variations in revenue, the profitability of certain sectors of the Company, the performance of the Company’s growth initiatives, the outcome of any pending or threatened litigation or investigation, and the timing of the implementation and launch of the Company’s products by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, as filed with the SEC on December 11, 2025 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contacts:
Ryan Flanagan            Michael Holder
ICR for Mitek Systems        SVP, Finance and Investor Relations
ir@miteksystems.com            mholder@miteksystems.com

Note Regarding Use of Non-GAAP Financial Measures
This news release contains non-U.S. generally accepted accounting principles (“GAAP”) financial measures for adjusted EBITDA, adjusted EBITDA margin, non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP net income per basic share, non-GAAP net income per diluted share, non-GAAP free cash flow, and non-GAAP operating expense that excludes stock-based compensation expense, litigation and other legal costs, executive and other transition costs, non-recurring audit fees, enterprise risk, portfolio positioning and other related costs, and non-GAAP net income which additionally excludes amortization of acquisition-related intangibles, net changes in estimated fair value of acquisition-related contingent consideration, restructuring costs, amortization of debt discount and issuance costs, income tax effect of pre-tax adjustments, and cash tax difference. These financial measures are not calculated in accordance with GAAP and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors of the Company utilize these non-GAAP financial measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the Company’s underlying business and provides a better understanding of how management plans and measures the Company’s underlying business.

The Company has not provided a reconciliation of its forward outlook for non-GAAP adjusted EBITDA margin or total non-GAAP operating expense with their most directly comparable forward-looking GAAP measures, GAAP net income margin and GAAP operating expense, respectively, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to quantify share-based compensation expense, which is excluded from these non-GAAP measures, as it requires additional inputs such as the number of shares granted and market prices that are not ascertainable due to the volatility of the Company’s share price. Additionally, a significant portion of the Company’s operations are in foreign countries and the transactional currencies are primarily Euros and British pound sterling and the Company is not able to predict fluctuations in those currencies without unreasonable efforts. These non-GAAP measures also exclude litigation and other legal costs, executive and other transition costs, non-recurring audit fees, restructuring costs, and acquisition and integration expenses. While certain of these additional items may be estimable for future periods, the Company is unable to provide a complete quantitative reconciliation of the forward-looking measures without unreasonable efforts, and expects the foregoing excluded items may have a potentially significant impact on future GAAP financial results.

We define free cash flow as net cash provided by operating activities, less cash used for purchases of property and equipment. We define free cash flow margin as free cash flow as a percentage of revenue. In addition to the reasons stated above, we believe that free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment in order to enhance the strength of our balance sheet and further invest in our business and potential strategic initiatives. A limitation of the utility of free cash flow as a measure of our liquidity is that it does not represent the total increase or decrease in our cash balance for the period. We use free cash flow in conjunction with traditional U.S. GAAP measures as part of our overall assessment of our liquidity, including the preparation of our annual operating budget and quarterly forecasts and to evaluate the effectiveness of our business strategies. There are a number of limitations related to the use of free cash flow as compared to net cash provided by operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made. We may refer to certain financial metrics on a Last Twelve Months (“LTM”) basis. LTM figures represent the sum of the most recently reported four fiscal quarters and are used to provide a view of the company's financial performance over the past year.

Mitek encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate Mitek’s business.

MITEK SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Revenue
Software license	$20,714	$19,507	$60,565	$58,192
SaaS, maintenance, and other	33,324	26,222	92,558	76,720
Total revenue	54,038	45,729	153,123	134,912
Operating costs and expenses
Cost of revenue—software license (exclusive of depreciation & amortization)	60	53	126	136
Cost of revenue—SaaS, maintenance, and other (exclusive of depreciation & amortization)	8,119	6,969	25,018	19,361
Selling and marketing	10,026	11,127	27,775	31,362
Research and development	8,059	8,960	22,999	27,049
General and administrative	12,926	11,251	36,244	33,250
Amortization of acquired intangibles and acquisition-related costs	3,304	3,560	9,913	10,817
Restructuring costs	—	—	515	837
Total operating costs and expenses	42,494	41,920	122,590	122,812
Operating income	11,544	3,809	30,533	12,100
Interest expense	721	2,469	4,713	7,274
Other income, net	347	1,805	2,484	3,478
Income before income taxes	11,170	3,145	28,304	8,304
Income tax provision	(2,803)	(749)	(7,629)	(1,368)
Net income	$8,367	$2,396	$20,675	$6,936
Net income per share—basic	$0.19	$0.05	$0.46	$0.15
Net income per share—diluted	$0.17	$0.05	$0.43	$0.15
Shares used in calculating net income per share—basic	45,175	45,894	45,311	45,632
Shares used in calculating net income per share—diluted	48,709	46,848	48,576	46,790
Comprehensive income
Net income	$8,367	$2,396	$20,675	$6,936
Other comprehensive income (loss), net of tax
Foreign currency translation adjustment	(215)	10,300	(3,284)	4,734
Unrealized loss on investments, net of tax benefit of $8, $3, $22, and $29	(2)	(8)	(50)	(92)
Other comprehensive income (loss), net of tax	(217)	10,292	(3,334)	4,642
Comprehensive income	$8,150	$12,688	$17,341	$11,578

MITEK SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(amounts in thousands except share data)

	June 30, 2026 (Unaudited)	September 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$90,045	$154,153
Short-term investments	9,666	38,858
Accounts receivable, net	52,306	36,811
Contract assets, current portion	8,763	12,687
Prepaid expenses	3,395	3,050
Other current assets	3,690	2,935
Total current assets	167,865	248,494
Long-term investments	450	3,464
Property and equipment, net	5,816	2,314
Right-of-use assets	1,969	2,624
Intangible assets, net	29,453	39,799
Goodwill	131,349	133,457
Deferred income tax assets	25,292	25,334
Contract assets, non-current portion	2,062	1,405
Other non-current assets	3,799	2,218
Total assets	$368,055	$459,109
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,968	$3,874
Accrued payroll and related taxes	14,630	16,837
Income tax payables	3,063	2,683
Deferred revenue, current portion	34,501	29,061
Lease liabilities, current portion	913	890
Convertible senior notes	—	152,216
Current portion of term loan	2,813	—
Other current liabilities	1,295	3,473
Total current liabilities	61,183	209,034
Deferred revenue, non-current portion	1,615	1,085
Long-term portion of term loan	46,562	—
Lease liabilities, non-current portion	1,387	2,080
Deferred income tax liabilities	291	295
Other non-current liabilities	6,494	6,357
Total liabilities	117,532	218,851

Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 120,000,000 shares authorized, 45,234,573 issued and 45,110,617 outstanding as of June 30, 2026, and 45,636,531 issued and outstanding as of September 30, 2025	45	46
Additional paid-in capital	278,549	265,835
Accumulated other comprehensive income (loss)	(2,748)	586
Accumulated deficit	(23,322)	(26,209)
Treasury stock, at cost, 123,956 shares and 0 shares as of June 30, 2026 and September 30, 2025, respectively	(2,001)	—
Total stockholders’ equity	250,523	240,258
Total liabilities and stockholders’ equity	$368,055	$459,109

MITEK SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(amounts in thousands)

	Nine Months Ended June 30,
	2026	2025
Operating activities:
Net income	$20,675	$6,936
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	12,582	13,239
Loss on extinguishment of revolving credit line	—	309
Amortization of acquired intangible assets	9,913	10,817
Amortization of costs capitalized to obtain revenue contracts	2,229	1,394
Depreciation and amortization expense	1,285	1,171
Bad debt expense	228	520
Amortization of investment premiums & other	(343)	(764)
Accretion and amortization on convertible senior notes	3,034	6,403
Deferred taxes	(28)	(7,942)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(15,878)	(8,852)
Contract assets	3,190	5,997
Other assets	(5,015)	(755)
Accounts payable	108	(3,691)
Accrued payroll and related taxes	(2,119)	3,947
Income taxes payable	416	1,990
Deferred revenue	6,104	4,584
Other liabilities	(2,152)	576
Net cash provided by operating activities	34,229	35,879
Investing activities:
Purchases of investments	(8,179)	(34,192)
Maturities of investments	34,621	34,900
Sales of investments	6,035	—
Purchases of property and equipment, net	(4,818)	(896)
Net cash provided by (used in) investing activities	27,659	(188)
Financing activities:
Proceeds from term loan	50,000	—
Repayments of term loan	(625)	—
Repayments of senior convertible notes	(155,250)	—
Payment of debt issuance costs	—	(224)
Proceeds from the issuance of equity plan common stock	2,263	530
Repurchases and retirements of common stock	(19,790)	(3,259)
Payment of tax withholding obligations related to net share settlements of equity awards	(2,131)	—
Proceeds from other borrowings	442	—
Principal payments on other borrowings	(172)	(142)
Net cash used in financing activities	(125,263)	(3,095)
Foreign currency effect on cash and cash equivalents	(733)	1,072
Net increase (decrease) in cash and cash equivalents	(64,108)	33,668
Cash and cash equivalents at beginning of period	154,153	93,456
Cash and cash equivalents at end of period	$90,045	$127,124
Supplemental disclosures of cash flow information:
Cash paid for interest	$1,562	$582
Cash paid for income taxes	$7,648	$7,065
Supplemental disclosures of non-cash investing and financing activities:
Unrealized holding loss on available-for-sale investments	$(50)	$(92)

MITEK SYSTEMS, INC.
DISAGGREGATION OF REVENUE BY PRODUCT AND TYPE
(Unaudited)
(amounts in thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Fraud and Identity Solutions
SaaS	$24,833	$18,100	$65,728	$52,183
Software license and support	3,612	6,944	12,609	11,509
Professional services and other	586	491	1,864	1,531
Total fraud and identity solutions revenue	$29,031	$25,535	$80,201	$65,223

Check Verification Solutions
SaaS	$1,319	$1,161	$3,881	$3,500
Software license and support	23,408	18,846	67,927	65,454
Professional services and other	280	187	1,114	735
Total check verification solutions revenue	$25,007	$20,194	$72,922	$69,689

Consolidated Revenue
SaaS	$26,152	$19,261	$69,609	$55,683
Software license and support	27,020	25,790	80,536	76,963
Professional services and other	866	678	2,978	2,266
Consolidated revenue	$54,038	$45,729	$153,123	$134,912

MITEK SYSTEMS, INC.
GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)
(amounts in thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
GAAP net income (loss)	$8,367	$2,396	$20,675	$6,936
Add:
Income tax (benefit) provision	2,803	749	7,629	1,368
Other (income) expense, net	(347)	(1,805)	(2,484)	(3,478)
Interest expense	721	2,469	4,713	7,274
GAAP operating income (loss)	$11,544	$3,809	$30,533	$12,100

Non-GAAP Adjustments
Depreciation and amortization expense	$504	$432	$1,285	$1,171
Amortization of acquired intangible assets	3,304	3,560	9,913	10,817
Litigation and other legal costs	380	37	408	457
Executive and other transition costs	158	—	420	521
Stock-based compensation expense	4,890	4,422	12,582	13,239
Non-recurring audit fees	—	807	719	1,937
Restructuring costs(1)	—	—	515	837
Adjusted EBITDA	$20,780	$13,067	$56,375	$41,079
Total revenue	$54,038	$45,729	$153,123	$134,912
Adjusted EBITDA margin	38.5%	28.6%	36.8%	30.4%

(1)Restructuring costs consist of employee severance obligations and other related costs. Restructuring costs were $0.5 million in the nine months ended June 30, 2026 and were related to a restructuring that occurred in the first quarter of fiscal 2026. Restructuring costs were $0.8 million in the nine months ended June 30, 2025 and were related to a restructuring that occurred in the first quarter of fiscal 2025.

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$8,367	$2,396	$20,675	$6,936
Non-GAAP adjustments:
Amortization of acquired intangible assets	3,304	3,560	9,913	10,817
Litigation and other legal costs	380	37	408	457
Executive and other transition costs	158	—	420	521
Stock-based compensation expense	4,890	4,422	12,582	13,239
Non-recurring audit fees	—	807	719	1,937
Restructuring costs(1)	—	—	515	837
Amortization of debt discount and issuance costs	—	2,487	3,034	6,796
Income tax effect of pre-tax adjustments	(2,284)	(2,304)	(7,134)	(7,663)
Cash tax difference(2)	1,941	(1,228)	6,535	(321)
Non-GAAP net income	$16,756	$10,177	$47,667	$33,556
Non-GAAP net income per share—basic	$0.37	$0.22	$1.05	$0.74
Non-GAAP net income per share—diluted	$0.34	$0.22	$0.98	$0.72
Shares used in calculating non-GAAP net income per share—basic	45,175	45,894	45,311	45,632
Shares used in calculating non-GAAP net income per share—diluted	48,709	46,848	48,576	46,790

(1)Restructuring costs consist of employee severance obligations and other related costs. Restructuring costs were $0.5 million in the nine months ended June 30, 2026 and were related to a restructuring that occurred in the first quarter of fiscal 2026. Restructuring costs were $0.8 million in the nine months ended June 30, 2025 and were related to a restructuring that occurred in the first quarter of fiscal 2025.
(2)The Company’s non-GAAP net income is calculated using a cash tax rate of 15% in fiscal 2026 and 22% in fiscal 2025. The estimated cash tax rate is the estimated annual tax payable on the Company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, and the utilization of research and development tax credits which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of the Company’s operating results. The Company’s effective tax rate used for the purposes of calculating GAAP net income for the three months ended June 30, 2026 and 2025 was 25% and 24%, respectively. The Company’s effective tax rate used for the purposes of calculating GAAP net income for the nine months ended June 30, 2026 and 2025 was 27% and 16%, respectively.

MITEK SYSTEMS, INC.
NON-GAAP FREE CASH FLOW RECONCILIATION
(Unaudited)
(amounts in thousands)

	Three months ended				Twelve months ended June 30, 2026
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Net cash provided by (used in) operating activities	$19,461	$8,018	$(945)	$27,156	$53,690
Less:
Purchases of property and equipment, net	(259)	(1,426)	(1,552)	(1,840)	(5,077)
Free Cash Flow	$19,202	$6,592	$(2,497)	$25,316	$48,613

	Three months ended				Twelve months ended June 30, 2025
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025
Net cash provided by (used in) operating activities	$21,102	$565	$13,743	$21,571	$56,981
Less:
Purchases of property and equipment, net	(283)	(335)	(232)	(329)	(1,179)
Free Cash Flow	$20,819	$230	$13,511	$21,242	$55,802

MITEK SYSTEMS, INC.
STOCK-BASED COMPENSATION EXPENSE
(Unaudited)
(amounts in thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Cost of revenue	$327	$181	$990	$504
Selling and marketing	976	950	2,167	2,959
Research and development	604	1,287	851	3,749
General and administrative	2,983	2,004	8,574	6,027
Total stock-based compensation expense	$4,890	$4,422	$12,582	$13,239

MITEK SYSTEMS, INC.
NON-GAAP GROSS PROFIT RECONCILIATION
(Unaudited)
(amounts in thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Software license
Software license revenue	$20,714	$19,507	$60,565	$58,192
Cost of revenue (exclusive of depreciation and amortization expense)	(60)	(53)	(126)	(136)
Depreciation and amortization expense	(162)	(185)	(529)	(697)
Amortization of acquired completed technology assets	(501)	(763)	(1,503)	(2,605)
GAAP gross profit for software license and hardware	19,991	18,506	58,407	54,754
Depreciation and amortization expense	162	185	529	697
Amortization of acquired completed technology assets	501	763	1,503	2,605
Non-GAAP gross profit for software license	$20,654	$19,454	$60,439	$58,056

GAAP gross margin for software license	96.5%	94.9%	96.4%	94.1%
Non-GAAP gross margin for software license	99.7%	99.7%	99.8%	99.8%

SaaS, maintenance, and other
SaaS, maintenance, and other revenue	$33,324	$26,222	$92,558	$76,720
Cost of revenue (exclusive of depreciation and amortization expense)	(8,119)	(6,969)	(25,018)	(19,361)
Depreciation and amortization expense	(229)	(3)	(444)	(9)
Amortization of acquired completed technology assets	(2,228)	(2,218)	(6,674)	(6,436)
GAAP gross profit for SaaS, maintenance, and other	22,748	17,032	60,422	50,914
Depreciation and amortization expense	229	3	444	9
Amortization of acquired completed technology assets	2,228	2,218	6,674	6,436
Stock-based compensation expense	327	181	990	504
Non-GAAP gross profit for SaaS, maintenance, and other	$25,532	$19,434	$68,530	$57,863

GAAP gross margin for SaaS, maintenance, and other	68.3%	65.0%	65.3%	66.4%
Non-GAAP gross margin for SaaS, maintenance, and other	76.6%	74.1%	74.0%	75.4%

Consolidated results
Total revenue	$54,038	$45,729	$153,123	$134,912
Cost of revenue (exclusive of depreciation and amortization expense)	(8,179)	(7,022)	(25,144)	(19,497)
Depreciation and amortization expense	(391)	(188)	(973)	(706)
Amortization of acquired completed technology assets	(2,729)	(2,981)	(8,177)	(9,041)
GAAP gross profit	42,739	35,538	118,829	105,668
Depreciation and amortization expense	391	188	973	706
Amortization of acquired completed technology assets	2,729	2,981	8,177	9,041
Stock-based compensation expense	327	181	990	504
Non-GAAP gross profit	$46,186	$38,888	$128,969	$115,919

GAAP gross profit margin	79.1%	77.7%	77.6%	78.3%
Non-GAAP gross profit margin	85.5%	85.0%	84.2%	85.9%

MITEK SYSTEMS, INC.
NON-GAAP OPERATING EXPENSE RECONCILIATION
(Unaudited)
(amounts in thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Selling and marketing	$10,026	$11,127	$27,775	$31,362
Non-GAAP adjustments:
Stock-based compensation expense	976	950	2,167	2,959
Executive and other transition costs	—	—	170	—
Non-GAAP selling and marketing	$9,050	$10,177	$25,438	$28,403

Research and development	$8,059	$8,960	$22,999	$27,049
Non-GAAP adjustments:
Stock-based compensation expense	604	1,287	851	3,749
Non-GAAP research and development	$7,455	$7,673	$22,148	$23,300

General and administrative	$12,926	$11,251	$36,244	$33,250
Non-GAAP adjustments:
Stock-based compensation expense	2,983	2,004	8,574	6,027
Litigation and other legal costs	380	37	408	457
Executive and other transition costs	158	—	250	521
Non-recurring audit fees	—	807	719	1,937
Non-GAAP general and administrative	$9,405	$8,403	$26,293	$24,308

Total Non-GAAP operating expense	$25,910	$26,253	$73,879	$76,011